AJ. ROBBINS, P.C.
CERIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

October 21, 2008

Untied States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	SRKP 17, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K, dated October 17, 2008, of Yinlips Technology, Inc. (formerly known as SRKP 17, Inc. and hereinafter referred to as the “Company”), regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

By /s/ AJ Robbins
AJ. Robbins, CPA